Exhibit 5.2

[Letterhead of Baker Botts L.L.P.]

September 9, 2016

Whole Foods Market, Inc.

550 Bowie Street

Austin, Texas  78703

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-4 (the “Registration Statement”) of Whole Foods Market, Inc., a Texas corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of (i) the offering and issuance of $1,000,000,000 aggregate principal amount of the Company’s 5.200% Senior Notes due 2025 (the “Exchange Notes”) to be offered by the Company in exchange (the “Exchange Offer”) for a like principal amount of the Company’s issued and outstanding 5.200% Senior Notes due 2025 (the “Private Notes”), and (ii) the guarantees of the Exchange Notes by the Guarantors (as defined in the Supplemental Indenture (as defined below)), certain legal matters in connection with the Exchange Notes and the Guarantee (as defined in the Supplemental Indenture) of Whole Foods Market Rocky Mountain/Southwest, L.P., a Texas limited partnership and indirect subsidiary of the Company (the “Texas LP”), are being passed upon for the Company by us.  The Exchange Notes are to be issued under an Indenture (the “Base Indenture”) dated as of December 3, 2015, as amended and restated on September 8, 2016 (the “A&R Indenture”), by and between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “Supplemental Indenture”) relating to the Private Notes and the Exchange Notes dated as of December 3, 2015 by and between the Company, the Guarantors, including the Texas LP, and the Trustee (as supplemented, the “Indenture”).  At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

In our capacity as your counsel in the connection referred to above and as a basis for the opinions hereinafter expressed, we have examined (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to the date hereof, (ii) the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership of the Texas LP, each as amended to the date hereof, (iii) the Certificate of Incorporation and the Bylaws of Whole Foods Market Rocky Mountain/Southwest I, Inc., a Delaware corporation and general partner of the Texas LP (the “General Partner”), each as amended to the date hereof, (iv) the Indenture, (v) originals, or copies certified or otherwise identified, of the corporate and partnership records of the Company, the General Partner and the Texas LP, respectively,

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including minute books of the Company, the General Partner and the Texas LP as furnished to us by the Company, (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, the General Partner and the Texas LP, (vii) statutes and such other instruments and documents as we have deemed necessary or advisable for purposes of the opinions hereinafter expressed, and (viii) the Registration Statement as a basis for the opinions hereinafter expressed.

In giving this opinion, we have relied, to the extent we deemed appropriate, on certificates of officers of the Company and the General Partner and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, and all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) the A&R Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the A&R Indenture, in the form approved by the Board of Directors of the Company, will have been duly executed and delivered by the Company and the Trustee, and (iv) the Exchange Notes will have been duly executed, authenticated and delivered in accordance with the provisions of the A&R Indenture and issued in exchange for Private Notes pursuant to, and in accordance with the terms of, the Exchange Offer as contemplated in the Registration Statement.

On the basis of the foregoing, and subject to the exceptions, limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.                    Each of the Company and the Texas LP is validly existing and in good standing under the laws of Texas.

2.                    Each of the Company and the Texas LP (a) has the corporate or partnership power and authority, as applicable, to execute and deliver, and to perform its obligations under, the Exchange Notes and the Indenture (collectively, the “Transaction Documents”) to which it is a party, and (b) has taken all corporate or partnership (as applicable) action necessary on the part of the Company and the Texas LP, as the case may be, to authorize its execution and delivery of, and performance of its obligations under, each of the Transaction Documents to which it is a party.

3.                   The Guarantee of the Texas LP has been authorized by all necessary partnership action required on the part of the Texas LP.

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4.                   Each of the Base Indenture and the Supplemental Indenture has been duly executed and delivered by the Company; the Supplemental Indenture has been duly executed and delivered by the Texas LP.

5.                   The execution and delivery by the Company and the Texas LP of each of the Transaction Documents to which it is a party and the issuance of the Exchange Notes and the Guarantee of the Texas LP in accordance with the provisions of the Indenture and the terms of the Exchange Offer as contemplated in the Registration Statement did not and will not violate any provision of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended as of the date hereof, (ii) the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership of the Texas LP, each as amended to the date hereof, or (iii) any Texas State law applicable to the Company or the Texas LP and applicable to transactions similar to the Exchange Offer as contemplated by the Registration Statement or, to our knowledge, violate or conflict with any judgment, order or decree applicable to the Company or the Texas LP of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the State of Texas having jurisdiction over the Company or the Texas LP.

The foregoing opinions are subject to the following additional assumptions, exceptions, qualifications and limitations:

(a)                                 The opinions set forth above are limited in all respects to matters of the applicable laws of the State of Texas, and applicable federal law of the United States of America, in each case as in effect on the date hereof, and we express no opinion as to the law of any other jurisdiction.

(b)                                 In rendering the opinions set forth in paragraph 1 above, to the extent such opinions relate to the valid existence and good standing of the Company and the Texas LP in the State of Texas, we have relied solely upon certificates issued as of a recent date by public officials of the State of Texas and statements of Franchise Tax Account Status obtained as of a recent date through the website of the Office of the Comptroller of Public Accounts of Texas, which statements indicate that, as of a recent date, the right of each of the Company and the Texas LP to transact business in Texas is “active”.

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We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to us under “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.  This opinion may be relied upon as to matters of the laws of the State of Texas by Morrison & Foerster LLP in its opinion letter filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Baker Botts L.L.P.